UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement

The last paragraph in Item 2.01 below is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 25, 2023 (the “Closing Date”), Century Casinos, Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of the operations of Evitts Resort, LLC dba Rocky Gap Casino Resort (“Rocky Gap”), located in Flintstone, Maryland from Lakes Maryland Development, LLC, a subsidiary of Golden Entertainment Inc. (“Lakes Maryland”), for an aggregate purchase price of approximately $56.1 million (subject to adjustment based on the Rocky Gap’s working capital and cash at closing), subject to the terms and conditions set forth in the Equity Purchase Agreement (the “Purchase Agreement”), dated as of August 24, 2022. The Acquisition was financed with $30.0 million borrowed from the revolving facility of the Company’s existing credit agreement with Goldman Sachs USA and cash from the balance sheet.

Pursuant to the Purchase Agreement, on the Closing Date, Lakes Maryland sold all of the equity interests in its wholly owned subsidiary, Evitts Resort LLC, to the Company, resulting in the Company’s acquisition of Rocky Gap.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 26, 2022 and incorporated herein by reference.

Simultaneous with the closing of the Acquisition, affiliates of VICI Properties Inc. (“VICI”) purchased the land and building associated with Rocky Gap. On June 25, 2023, the Company amended its triple net lease agreement with certain affiliates of VICI, dated December 6, 2019, as amended (the “Master Lease”) to add the Rocky Gap property. The amendment to the Master Lease includes an increase in initial annualized rent of approximately $15.5 million.

Item 7.01 Regulation FD Disclosure.

On July 25, 2023, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report are not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The Company intends to file the financial statements required by Item 9.01(a), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information. The Company intends to file the pro forma financial information required by Item 9.01(b), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
99.1	Century Casinos Press Release dated July 25, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: July 25, 2023

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer